UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2015

Cocrystal Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55158	20-5978559
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1860 Montreal Rd, Tucker, GA	30084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 398-7178

Former Address:  19805 North Creek Parkway, Bothell, WA, 98011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On September 21, 2015, Cocrystal Pharma, Inc. (the “Company”) and Jeffrey Meckler, the Company’s interim Chief Executive Officer, entered into an employment agreement, subject to ratification by the Company’s board of directors, pursuant to which Mr. Meckler will be appointed the Company’s Chief Executive Officer on a non-interim basis effective October 1, 2015. Pursuant to the agreement, Mr. Meckler will receive an annual salary of $340,000 and be eligible for an annual bonus equal to up to 50% of his base salary, subject to achievement of certain performance targets to be set by the Company’s Compensation Committee. In addition, Mr. Meckler will receive a grant of 16,000,000 ten-year stock options, vesting in five equal annual increments with the first vesting date being one year from grant date, subject to continued employment on each applicable vesting date and accelerated vesting under certain conditions. Mr. Meckler’s employment is on an at-will basis.

In addition, on September 18, 2015, the Company and Dr. Douglas Mayers entered into an employment agreement, subject to ratification by the Company’s board of directors, pursuant to which Dr. Mayers will be appointed the Company’s Chief Medical Officer effective September 30, 2015. Pursuant to the agreement, Dr. Mayers will receive an annual salary of $280,000 and be eligible for an annual bonus equal to up to 35% of his base salary, subject to achievement of certain performance targets to be set by the Company’s Compensation Committee. In addition, Dr. Mayers will receive a grant of 2,400,000 ten-year stock options, vesting in four equal annual increments with the first vesting date being one year from grant date, subject to continued employment on each applicable vesting date and accelerated vesting under certain conditions. Dr. Mayer’s employment is on an at-will basis.

From 2014 through 2015, Dr. Mayers was employed by the United States Army Medical Research Institute of Infectious Diseases. From 2007 through 2014, Dr. Mayers served as the Chief Medical Officer and Executive Vice President at Idenix Pharmaceuticals, where he led the Infectious Disease programs. Prior to Idenix, from 2001 through 2007, Dr. Mayers served as the International Head/Vice President of the Virology Therapeutic Area at Boehringer Ingelheim. Dr. Mayers is 62 years old.

Item 9.01	Financial Statements and Exhibits

Exhibit No. 10.1 10.2	Exhibit Jeffrey Meckler Employment Agreement, effective as of October 1, 2015* Douglas Mayers Employment Agreement, effective as of September 30, 2015*

* Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cocrystal Pharma, Inc.

Date: September 24, 2015	By: /s/ Walt A. Linscott Name: Walt A. Linscott Title: General Counsel and Secretary